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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registrations Statement on Form S-1 of our reports dated January 28, 2000 except as to Note 3, convertible debt, and
Note 4, as to which the date is March 10, 2000 relating to the financial statements and financial statement schedule of LSC, Incorporated which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



                                       /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Minneapolis, MN
March 10, 2000